                                                                    Exhibit 4.21

CONSULTANT AGREEMENT

This Agreement is made and entered into as of the 10th day of September 2003, between Decorize, Inc.(the "Company") and Robert J. Smith ("Consultant").

In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.   Purpose. The Company hereby engages the Consultant during the Term (as defined below) to render consulting advice to the Company and its associates in connection with investor relations, upon the terms and conditions set forth herein.

2.   Term. This Agreement shall be effective for a six-month period (the "Term")
commencing on the date hereof and ending on March 10, 2004.

3    .Duties of Consultant. During the term of this Agreement, the Consultant shall provide the Company those services described on Exhibit A which is attached hereto and made a part hereof. Notwithstanding the foregoing, it is understood and acknowledged by the parties that the Consultant: (a) shall perform his analysis and reach his conclusions about the Company independently;
and (b) shall not render advice and/or services to the Company, nor shall he be compensated, in any manner, directly or indirectly, that is in connection with the offer or sale of securities in a capital raising transaction or that could result in market making. This engagement does not create an agency relationship, and Consultant shall have no authority to bind the Company or make any statements, assurances or commitments on its behalf.

4.   Activities; Indemnification. Consultant agrees that it will conduct its activities on behalf of the Company and its associate in compliance with all applicable state and federal laws Consultant will not act, or fail to act, in any way that might make unavailable to the Company any of the exemptions from registration under both state and federal securities law that it is relying upon. Consultant shall indemnify the Company and its officers, directors, stockholders and associates fully against any and all costs and claims arising from Consultant's failure to comply with the foregoing covenants.

5.   Compensation. For services to be rendered by the Consultant hereunder, the
Consultant shall be paid 330,000 shares of Decorize, Inc. common stock
("Consultant Shares"), payable as follows: 110,000 shares upon execution of this
Agreement and 110,000 shares each on November 10 and Jan 10 2004. Consultant will disclose the foregoing compensation as required by applicable law and industry practice in any materials or presentations prepared by him or his affiliates regarding the Company or an investment in the Company.

6.   Registration of Consultant Shares. Subject to the restrictions set forth below, if at any time after issuing Consultant Shares to Consultant, the Company shall receive from Consultant a written request to register

those shares, then as soon thereafter as practicable, and in any event within forty-five (45) days of such request, the Company shall register the sale by
Consultant of the issued Consultant Shares under the Securities Act of 1933, as amended; provided, that the foregoing time period shall be extended if the
Company's registration statement or other periodic filings with the Securities and Exchange Commission ("SEC") are being reviewed by the SEC, so long as the
Company proceeds expeditiously and in good faith to completing such review process. The Company shall not be obligated to effect, or to take any action to effect, any such registration if:

          (a) the offering cannot be made on Form S-3 for any reason other than the Company's failure to timely file its period reports under the federal securities laws; or

          (b) if in the good faith judgment of the Board of Directors of the
     Company there is material non-public information regarding the Company, including without limitation any acquisition or sales transactions, the disclosure of which would be seriously detrimental to the Company; and in such event, the Company shall have the right to defer such filing (except as provided in subparagraph (a) above) for a period of not more than ninety
     (90) days after receipt of the request of Consultant; provided, that the
     Company shall not defer its obligation in this manner more than twice in any 12-month period.

7.   Further Agreements. Because of the nature of the services being provided by
Consultant hereunder, Consultant acknowledges that Company may not, and does not intend to, provide Consultant any confidential information and that Consultant will receive only information that is provided to the investing community.
Without limiting anything in Section 4, if Consultant obtains any such information, it shall maintain the confidentiality of such information and refrain from any disclosure of such information not authorized by the Company in writing.

8.   Severability. If any provision of this Agreement shall be held or made invalid by a statute, rule, regulation, decision of a tribunal or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

9.   Governing Law: Venue: Jurisdiction. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Missouri, without reference to principles of conflicts or choice of law thereof. Each of the parties consents to the jurisdiction of the state courts of the State of
Missouri in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdiction. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law. Each party waives its right to a trial by jury.

10.  Miscellaneous.

          (a) Any notice or other communication between parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, if to the Consultant, addressed to it at 3865 E Turtle Hatch,
     Springfield, MO 65809, or to Decorize, Inc. at 1938 East Phelps,
     Springfield, Missouri, 65802 or such address as may hereafter be designated in writing by one party to the other. Any notice or other communication hereunder shall be deemed given three days after deposit in the mail if mailed by certified mail, return receipt requested, or on the day after deposit with an overnight courier service for next day delivery, or on the date delivered by hand or by facsimile with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated above (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received).

          (b) This Agreement embodies the entire Agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior arrangements and understandings related to the central subject matter hereof.

          (c) This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

          (d) This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof.

                                       CONSULTANT: Robert J. Smith

                                         /s/ Bob Smith
                                       -----------------------------------------

                                       DECORIZE, INC.

                                       By:  /s/ Alex Budzinsky
                                          --------------------------------------

EXHIBIT A

Meetings and other communication with institutional investors, brokers and brokerage firms to develop interest in and support for the Company, consistent with the discussions between Consultant and the Company.

Maintenance of database of institutional investors, brokers and brokerage firms to whom Company is presented or with whom Company is discussed. A cooperative effort is planned with Golden Ventures, an Investor Relations firm, which will include all investor relations services provided by Golden as agreed upon from time to time by the Company and the Consultant.